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                                   EXHIBIT 21

            21. Subsidiaries of the Corporation at December 31, 2001:

                                  Incorporated in             Percent Owned
Subsidiary                         the State of               by the Corporation
----------                         ------------               ------------------

Beverly National Bank              Massachusetts                     100%

Cabot Street Realty Trust          Massachusetts                     100%